UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 28, 2021

CLEVELAND-CLIFFS INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Public Square,	Suite 3300,	Cleveland,	Ohio	44114-2315
(Address of Principal Executive Offices)				(Zip Code)
Registrant's telephone number, including area code: (216) 694-5700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Common Shares, par value $0.125 per share	CLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As further described below, at the 2021 Annual Meeting of Shareholders of Cleveland-Cliffs Inc. (the “Company”) held on April 28, 2021, the Company’s shareholders approved both the Cleveland-Cliffs Inc. 2021 Equity and Incentive Compensation Plan (the “Employee Plan”) and the Cleveland-Cliffs Inc. 2021 Nonemployee Directors’ Compensation Plan (the “Director Plan”). The following descriptions of the Employee Plan and the Director Plan are qualified in their entirety by the actual terms of the Employee Plan and the Director Plan, which are incorporated herein by reference to Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.
Employee Plan
In general, the Employee Plan will be administered by the Compensation and Organization Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”) and will enable the Compensation Committee to provide equity and incentive compensation to officers and other employees of the Company and its subsidiaries, including persons who have agreed to commence serving in such capacity within 90 days of the grant of an applicable award. Pursuant to the Employee Plan, the Company may grant equity-based and cash-based compensation generally in the form of stock options, appreciation rights, restricted shares, restricted stock units, performance shares, performance units, cash incentive awards, dividend equivalents and other stock-based awards upon terms and conditions as further described in the Employee Plan.
Subject to adjustment as described in the Employee Plan, and subject to the Employee Plan’s share counting rules, a total of 26,000,000 common shares of the Company are available for awards granted under the Employee Plan, plus 2,487,889 shares that remained available under the Company’s Amended and Restated 2015 Equity and Incentive Compensation Plan on April 28, 2021, plus shares subject to awards granted under the Employee Plan or the Company’s 2012 Incentive Equity Plan or 2015 Equity and Incentive Compensation Plan (as amended or amended and restated) that are canceled or forfeited, expire, are settled for cash, or are unearned to the extent of such cancellation, forfeiture, expiration, cash settlement or unearned amount, as further described in the Employee Plan. These shares may be shares of original issuance or treasury shares, or a combination of both. The aggregate number of shares available under the Employee Plan will generally be reduced by one common share for every one share subject to an award granted under the Employee Plan. The Employee Plan also provides that, subject to adjustment as described in the Employee Plan, the aggregate number of common shares actually issued or transferred upon the exercise of incentive stock options will not exceed 26,000,000 common shares.
The Employee Plan permits the Compensation Committee to make certain performance-based awards to participants under the Employee Plan, which awards will be earned based upon the achievement of management objectives. A non-exhaustive list of performance measures that could be used for such performance-based awards includes the following: profits (for example, gross profit, EBITDA, operating income, EBIT, EBT, net income, net sales, cost of sales, earnings per share, residual or economic earnings, inventory turnover, operating profit, economic profit); cash flow (for example, free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, net cash provided by operating activities, net increase (or decrease) in cash and cash equivalents, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment); returns (for example, profits or cash flow returns on: assets, invested capital, net capital employed, and equity); working capital (for example, working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables); profit margins (for example, EBITDA divided by revenues, profits divided by revenues, gross margins and material margins divided by revenues, and sales margin divided by sales tons); liquidity measures (for example, debt-to-capital, debt-to-EBITDA, total debt ratio); sales growth, gross margin growth, cost initiative and stock price metrics (for example, revenues, revenue growth, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, market capitalization, total return to shareholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits); and strategic initiatives (for example, product development, strategic partnering, research and development, vitality index, market penetration, market share, geographic business expansion goals, cost targets, selling, general and administrative expenses, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, productivity, economic value added (or another measure of profitability that considers the cost of capital employed), product quality, sales of new products, environmental, social and governance initiatives, goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures, strategic development projects, capital markets transactions and maintenance initiatives).

Management objectives may be established on an absolute or relative basis, and if the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Compensation Committee may in its discretion modify such management objectives or the goals or actual levels of achievement regarding the management objectives, in whole or in part, as the Compensation Committee deems appropriate and equitable. The Board generally will be able to amend the Employee Plan, subject to shareholder approval in certain circumstances as described in the Employee Plan. No grants may be made under the Employee Plan after April 27, 2031.
Director Plan
The Director Plan represents an amendment and restatement of the Company’s Amended and Restated 2014 Nonemployee Directors’ Compensation Plan (the “Predecessor Director Plan”), and increases the maximum number of shares available for awards from 1,050,000 to 1,800,000, an increase of 750,000 common shares. The Director Plan otherwise implements the following material changes to the Predecessor Director Plan: (1) refines the one-year minimum vesting requirements to provide for customary exceptions (including for continued vesting or accelerated vesting action by the Governance and Nominating Committee of the Board (the “Governance Committee”)); (2) clarifies for certain awards that dividends and dividend equivalents on the awards are subject to the earning or vesting of the underlying awards; (3) extends the plan term for 10 years following April 28, 2021; and (4) provides for common shares or awards to be granted under the Director Plan in substitution for or conversion of, or in connection with an assumption of, certain target awards or target share pools in corporate acquisition or merger transaction situations, but for such common shares not to count against (or be added to) the aggregate share limit under the Director Plan. The Director Plan became effective and replaced the Predecessor Director Plan on April 28, 2021, with the effect that outstanding awards will continue in full force and effect in accordance with their terms.
The Director Plan generally authorizes the Governance Committee to provide equity-based compensation in the form of restricted shares, restricted stock units, deferred shares, dividend equivalents and certain other awards denominated or payable in, or otherwise based on, the Company’s common shares or factors that may influence the value of the Company’s common shares. The purpose of the Director Plan is to allow for payment to the Company’s nonemployee directors of all or a portion of the compensation earned by them for services as directors in common shares or other share-based awards in order to further align the interests of such directors with the Company’s shareholders. In addition, the Director Plan provides nonemployee directors with opportunities to defer receipt of any or all of such compensation. No grants may be made under the Director Plan after April 27, 2031.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 29, 2021, the Company filed a Certificate of Amendment to the Fourth Amended Articles of Incorporation, as amended (the "Certificate of Amendment"), with the Secretary of State of the State of Ohio to increase the total number of authorized shares from 607,000,000 to 1,207,000,000. The Certificate of Amendment, which was effective upon filing, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Shareholders (the "Annual Meeting") of the Company was held on April 28, 2021. The final voting results for the proposals submitted for a vote of shareholders at the Annual Meeting are set forth below:
As of March 1, 2021, there were 498,906,779 common shares of the Company entitled to vote at the Annual Meeting. Each such share was entitled to one vote. There were present at the Annual Meeting, in person or by proxy, holders of 395,684,191 common shares representing more than a majority of the voting power and constituting a quorum.
At the Annual Meeting, the shareholders voted on the following items:
Proposal No. 1: Election of Directors
All of the Company's nominees were elected as directors by the votes indicated below for a term that will expire on the date of the 2022 annual meeting of Shareholders:

NOMINEES	FOR	WITHHELD	BROKER NON-VOTES
Lourenco Goncalves	245,901,945	60,481,803	89,300,443
Douglas C. Taylor	161,402,440	144,981,308	89,300,443
John T. Baldwin	170,089,150	136,294,598	89,300,443
Robert P. Fisher, Jr.	303,980,009	2,403,739	89,300,443
William K. Gerber	303,918,628	2,465,120	89,300,443
Susan M. Green	302,464,725	3,919,023	89,300,443
M. Ann Harlan	303,908,644	2,475,104	89,300,443
Ralph S. Michael, III	173,636,911	132,746,837	89,300,443
Janet L. Miller	303,891,301	2,492,447	89,300,443
Eric M. Rychel	169,997,493	136,386,255	89,300,443
Gabriel Stoliar	303,984,964	2,398,784	89,300,443
Arlene M. Yocum	303,849,881	2,533,867	89,300,443
Proposal No. 2: Approval of an Amendment to the Fourth Amended Articles of Incorporation, as amended, to Increase the Number of Authorized Common Shares
This proposal received an affirmative vote of a majority of the outstanding shares. The voting results were as follows:

FOR	371,174,079
AGAINST	23,064,793
ABSTAIN	1,445,319

Proposal No. 3: Approval of the Cleveland-Cliffs Inc. 2021 Nonemployee Directors' Compensation Plan
This proposal received an affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote. The voting results were as follows:

FOR	293,819,438
AGAINST	11,126,509
ABSTAIN	1,437,801
BROKER NON-VOTES	89,300,443
Proposal No. 4: Approval of the Cleveland-Cliffs Inc. 2021 Equity and Incentive Compensation Plan
This proposal received an affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote. The voting results were as follows:

FOR	291,767,828
AGAINST	13,205,734
ABSTAIN	1,410,186
BROKER NON-VOTES	89,300,443
Proposal No. 5: Approval, on an Advisory Basis, of the Named Executive Officers' Compensation
This proposal, which was on an advisory basis, did not receive the affirmative vote of a majority of the shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote. The voting results were as follows:

FOR	80,044,793
AGAINST	223,221,162
ABSTAIN	3,117,793
BROKER NON-VOTES	89,300,443
Proposal No. 6: Ratification of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for 2021
This proposal received an affirmative vote of more than a majority of the shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote. The voting results were as follows:

FOR	391,185,736
AGAINST	3,696,965
ABSTAIN	801,490

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits.
Exhibit Number	Description

3.1	Amendment to Fourth Amended Articles of Incorporation of Cleveland-Cliffs Inc., as amended
10.1	Cleveland-Cliffs Inc. 2021 Equity and Incentive Compensation Plan
10.2	Cleveland-Cliffs Inc. 2021 Nonemployee Directors' Compensation Plan
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND-CLIFFS INC.

Date:	April 30, 2021	By:	/s/ James D. Graham
		Name:	James D. Graham
		Title:	Executive Vice President, Chief Legal Officer & Secretary